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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-83376 of Magnum Hunter Resources, Inc. on Form S-3 of our reports dated March 22, 2002, appearing in the Annual Report on Form 10-K of Magnum Hunter Resources, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas
July 8, 2002